Exhibit 23.2

               CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT
                                   ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2000 relating to the financial statements and financial statement schedule of IKON Office Solutions, Inc., which appears in IKON Office Solutions, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000.




/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
September 17, 2001